Exhibit 99.1

Company Contact:	Porter, LeVay & Rose, Inc.
Michael C. Boyd, CEO	Vince Daniels, VP – Investor Relations
800-289-6863	212-564-4700

FOR IMMEDIATE RELEASE

LONGPORT ANNOUNCES MEDICAL CONFERENCE SCHEDULE

GLEN MILLS, PA – January 21, 2005 - Longport, Inc. (OTCBB: LPTI), a medical technology specialist in high resolution ultrasound imaging, today announced it will be exhibiting its EPISCAN I-200 scanner at the 28th Annual American Medical Director’s Association (AMDA) Symposium to be held March 17-20, 2005 in New Orleans, LA as well as at the 18th Annual Symposium on Advanced Wound Care (SAWC) to be held April 21-24, 2005 in San Diego, CA.

Longport’s EPISCAN I-200 scanner is a unique, high-resolution, ultrasound imaging system that studies have shown can detect developing pressure ulcers earlier than conventional visual techniques. Clinicians have used this information to initiate earlier and more targeted intervention protocols that can significantly reduce the occurrence of pressure ulcers cost effectively. Pressure ulcers are a common problem for people living in long-term care facilities with approximately 10% of patients affected this condition. Wound care experts estimate that chronic wounds cost the U.S. economy in excess of $20 billion per annum.

Michael Boyd, CEO of Longport, commented, “Exhibiting at these conferences is part of our strategy to educate the medical professionals on the benefits of using the EPISCAN I-200 scanner in the treatment and prevention of pressure ulcers.  We look forward to demonstrating our technology and how it can benefit patients as well as highlighting the cost savings the scanners can generate for long-term care facilities.”

The AMDA is the professional association of medical directors and physicians practicing in the long-term care continuum, dedicated to excellence in patient care by providing education, advocacy, information, and professional development. The AMDA Symposium program is designed for medical directors, attending physicians, nurses, administrators, and other long-term care professionals.

The SAWC conference targets physicians, nurses, physical therapists, researchers, podiatrists, dietitians, and members of industry involved in wound healing or wound care issues. It provides attendees who study and treat wounds with state-of-the-art reviews of clinical problems and research information.  The conference objectives are to recognize the scientific basis of wound care and apply this understanding to patient care, to employ advanced therapeutic approaches in wound care and to appreciate the multiple disciplines involved in the total care of patients with wound problems.

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About Longport, Inc.

Longport, Inc. of Glen Mills, Pennsylvania, is a medical technology company that specializes in high resolution ultrasound imaging. After several years and a multi-million dollar investment in the technology, Longport has secured patents, copyrights and FDA permission to market. The Company’s technology has been used to engineer a unique high resolution ultrasound imaging system.  For further information please contact Longport, Inc. at 1-800-289-6863 or visit our website at www.longportinc.com

Forward-looking Information and the Private Securities Litigation Reform Act of 1995

Certain statements in this press release, including statements concerning product development milestones and anticipated events, are “forward-looking statements” within the Private Litigation Reform Act of 1995. Forward Looking Statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Longport’s actual results include, among others, uncertainties as to the Company’s ability to manage potential problems, delays or anticipated expenses, including problems, delays or expenses involving manufacturing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only to the date of this release. Reference is made to Longport’s 2003 annual report on Form 10-K filed with the Securities and Exchange Commission for a more definitive description of such factors. Longport, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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